Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN


                        SHELLS SEAFOOD RESTAURANTS, INC.
                                    AS SELLER


                                       AND


                                  FRI FISH LLC
                                    AS BUYER


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                           PURCHASE AND SALE AGREEMENT

      This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of April 13, 2006, by and between SHELLS SEAFOOD RESTAURANTS, INC. ("Seller"), and FRI Fish LLC, a Delaware limited liability company ("Buyer"). Buyer and Seller are from time to time referred to herein individually as a "Party", and collectively as the "Parties."

                                R E C I T A L S:

      A. Seller owns one (1) Shells restaurant real property (the "Property") more particularly described as follows:

      I. All of the "Real Property" ("Real Property"), collectively described as follows: good and indefeasible title in fee simple to the land described on
Schedule 1 attached hereto (collectively, the "Land"), together with all rights and interests appurtenant thereto, including, without limitation, Seller's right, title, and interest in and to all (A) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (B) buildings, structures and other improvements located on the Land (the "Improvements"); and
(C) the fixtures located at or in the Land or Improvements, other than certain movable trade fixtures more particularly described in the Lease Agreement (as defined below); and

      II. The following equipment located at any of the Real Property on the Closing Date (collectively, the "Personal Property"): walk-in coolers/refrigerator, freezers, HVAC equipment and hoods.

      B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property subject to the terms and conditions set forth in this Agreement.

      C. Upon the consummation of the transactions contemplated herein, Seller desires to lease from Buyer, and Buyer desires to lease to Seller, the Property pursuant to certain Lease Agreement (as defined below). Any capitalized term used herein but not defined herein shall have the meaning set forth in the form Lease Agreement attached hereto as Exhibit A .

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

      1. Conveyance of Property. On the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined), Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from Seller, the Property.

      2. Purchase Price. Subject to the terms of this Agreement, the purchase price (the "Purchase Price") for the Property shall be $1,650,000.00, payable in cash by Buyer to Seller at Closing. The Purchase Price shall be paid to LandAmerica National Commercial Services, 450 South Orange Ave, Suite 170, Orlando, FL 32801 Attn: Susan Vanderjagt (the "Title Company") to be held in an escrow (the "Escrow") at Title Company on behalf of the Parties and distributed by Title Company at Closing as designated by closing instructions agreed upon by Buyer, Seller and Title Company prior to the Closing Date.

      3. Property Documents. Not more than five (5) business days following the date hereof, Seller shall deliver to Buyer, the documents set forth in subsections (a) through (n) of this Section 3 (collectively, the "Property Documents"), if available, or with respect to documents not in Seller's possession and referenced as subsections (a), (b), and (c), has engaged directly third parties (including, without limitation, appraisers, environmental consultants, Title Company and surveyors), at Buyer's request, in connection with the preparation of Property Documents. The scope of any such engagement with third parties shall be subject to Buyer's prior written approval (not to be unreasonably withheld).

      (a) Commitments for title insurance covering each fee estate in the Real Property ("Title Commitment") from Title Company, setting forth the status of title to the Real Property, showing all matters of record affecting the Real Property, together with a true, complete and legible copy of all documents referred to in the Title Commitment;

      (b) Current ALTA Land Title "As Built" Survey ("Survey") for the Real Property, containing the certification set forth on Exhibit B, as the same may be required to be modified (subject to Buyer's consent, which shall not be unreasonably withheld) to conform with requirements of particular jurisdictions and surveys;

      (c) Intentionally Deleted;

      (d) Evidence of insurance covering the Property as required pursuant to the Lease Agreement;

      (e) Use permit and any additional required governmental permits or licenses regarding the construction, occupancy and operation of the Property;

      (f) Certificate of occupancy regarding the Real Property;

      (g) Profit and loss statements and balance sheets (consolidated and consolidating) for Seller, and profit and loss statements regarding the Property, each covering the trailing twelve (12) month period, and for calendar years ending 2005, 2004 and 2003, and such other financial statements and information as Buyer reasonably shall have requested regarding Seller and the Property;

      (h) Any engineering reports in Seller's possession or control regarding the Real Properties, including without limitation a description of any deferred maintenance and repairs and an estimate of the cost thereof, and a reliance letter in favor of Buyer for each such report from the person or entity that prepared same;

      (i) UCC, litigation and tax lien searches from a commercially recognized search company regarding the Property and Seller;

      (j) Zoning permits and regulations (if available) and other evidence of proper zoning (e.g. zoning letters or zoning reports), as available; and if legal non-conforming uses exist, evidence that the improvements may be rebuilt to existing specifications following a casualty or condemnation;

      (k) Final "As Built" plans and specifications for the Real Property;

      (l) Any and all studies, data, reports, agreements, licenses, leases, environmental assessments, surveys, reports, documents, plans, maps, and permits in Seller's possession or control concerning the Property (to the extent not already delivered to Buyer pursuant to subsections (a) - (k), above); and

      (m) Such other information regarding Seller or the Property that Buyer reasonably may have requested.

4.       Right of Entry, Inspection.

(a) From and including the date hereof through and including the Closing Date, Seller shall afford Buyer and its representatives a continuing right to inspect the Property and the Property Documents and Seller hereby grants to Buyer and Buyer's agents, employees and consultants a nonexclusive license to enter upon the Real Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of the Property Buyer deems appropriate, provided Buyer gives Seller prior notice of such intended entry. Buyer will not perform any invasive testing at any of the Property without Seller's prior written consent, which shall not be unreasonably withheld. Buyer shall at all times use reasonable efforts not to unreasonably interfere with the conduct of Seller's business at the Property. Buyer agrees to provide copies to Seller of all reports, tests, and studies received by Seller regarding the Real Property.

(b) In the event of any damage to the Property caused by Buyer, its agents, engineers, employees or contractors, Buyer shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies. Buyer shall protect, defend, indemnify and hold Seller harmless from any and all liability, claims, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) suffered or incurred by Seller for injury to persons or property caused by Buyer's investigations, studies, tests and inspections of the Property. However, Buyer shall have no liability for any liability, claims, losses, costs and expenses attributable to the acts or omissions of Seller or Seller's agents, employees, invitees or licensees or resulting from latent defects or Hazardous Materials within, on, under or adjacent to the Property.

5.       Title and Other Defects.


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(a)      Buyer shall have the right, at any time prior to the Closing Date (as defined in Section 7 hereof), to deliver written notice to Seller objecting to any material adverse matters reflected in the Survey or Title Commitment (any such writing, a "Title Notice Letter"). All matters set forth in Survey or Title Commitment to which Buyer delivers a Title Notice Letter, and all matters which are listed on the Title Commitment as requirements of Title Company to issue the applicable final title insurance policy (other than those requirements which relate to documents or other items to be provided by Buyer), are referred to herein as "Disapproved Exceptions." All matters set forth in the Title Commitment or Survey which are not Disapproved Exceptions are referred to herein as "Permitted Exceptions." Seller, at its sole cost and expense, may elect to cure (to Buyer's satisfaction, in its sole discretion) or caused to be removed from the Title Commitment all Disapproved Exceptions on or before the Closing Date. If Seller does not cause all Disapproved Exceptions to be removed or cured (to Buyer's satisfaction, in its sole discretion) from the Title Commitment on or before the Closing Date, Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase Price, or (ii) terminate this Agreement.

(b) In addition Buyer's right to notify Seller of any Disapproved Exceptions (as described in subsection 5(a), above), Buyer shall have the right, at any time prior to the Closing Date, to deliver written notice to Seller objecting to any other material adverse matters regarding the Property, including without limitation regarding the physical condition, legal or zoning condition, location or sales volume of the Property. If Seller does not cause all such matters to be cured (to Buyer's satisfaction, in its reasonable discretion) on or before the Closing Date for the Property, then Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase Price; or (ii) terminate this Agreement.

6.       Representations, Warranties and Additional Covenants.

(a) Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the
         Closing:

      (i) Qualification and Authority. Shells Seafood Restaurants, Inc., is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state where the Real Property is located. Seller has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Seller have been obtained, adopted or taken, as applicable, by Seller (and its affiliates as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Seller is a party or to which Seller is bound.

      (ii) Bankruptcy. Neither Seller nor any entity or person in Control of, having Control over, or under common Control with Seller, regardless of the number of tiers of ownership, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. Seller and Buyer have negotiated this Agreement at arms-length and the consideration to be paid represents the fair market value for the assets to be transferred. As used in this Agreement, "Control" means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.

      (iii) Leases. There are no Leases encumbering the Real Property. As used herein, "Leases" means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Real Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

      (iv) Compliance With Laws; Zoning. Except as set forth in Schedule 6(a)(iv), to Seller's knowledge, without inquiry, (A) the Property is in material compliance with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Property, including without limitation the Americans with Disabilities Act (but excluding Environmental Laws, which are discussed below); (B) there are no illegal activities relating to controlled substances on the Real Property, (C) all required permits, licenses and certificates for the lawful use and operation of the Property, including, but not limited to, certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect; (D) in the event that all or any part of the Improvements located on the Real Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits; (E) the Real Property contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking; (F) no legal proceedings are pending or, to the best knowledge of Seller, threatened with respect to the zoning of the Real Property; and (G) neither the zoning nor any other right to construct, use or operate the Real Property is in any way dependent upon or related to any real estate other than such Real Property.

      (v) Property Condition; Defects. Except as set forth in Schedule 6(a)(v), to Seller's knowledge, without inquiry, (A) there is no latent or patent structural or other material defect or deficiency in the Property; (B) city water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Real Property within the boundary lines of such Real Property, are sufficient to meet the reasonable needs of the Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Real Property as presently contemplated; (C) no part of the Real Property is within a flood plain and none of the Improvements create encroachment over, across or upon the Real Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment; (D) access to the Real Property for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public, or by private easements which are insured parcels under the applicable Title Commitment or Title Policy; and (E) any liquid or solid waste disposal, septic or sewer system located at the Real Property is in good and safe condition and repair and in compliance with all applicable law.

      (vi) Taxes. All federal, state and local tax returns and reports of Seller required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon Seller and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. There is not presently pending (and to the best of Seller's knowledge, there is not contemplated) any special assessment against the Property or any part thereof. No tax liens have been filed and to the best knowledge of Seller, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Seller in respect of any taxes or other governmental charges are in accordance with generally accepted accounting principles, consistently applied.

      (vii) Contractual Obligations. To Seller's knowledge, Seller is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material contractual obligation of Seller beyond any applicable notice and cure period, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      (viii) Disclosure. No financial statements or any other document, certificate or written statement furnished to Buyer by Seller and, to the best knowledge of Seller, no document or statement furnished by any third party on behalf of Seller, for use in connection with this Agreement or the transactions contemplated herein contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to Seller that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Buyer and Seller. As used herein, "Material Adverse Effect" means
            (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Seller with respect to such party taken as a whole, or (B) the material impairment of the ability of Seller to perform its material obligations under any of the Transaction Documents (as defined in Section 7, below) or (C) the material impairment of Buyer's rights or remedies under any of the Transaction Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

      (ix)  Suits, Judgments and Liens. Except as expressly set forth on
            Schedule 6(a)(ix), (A) there are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or, to the best of Seller's knowledge, after due and diligent inquiry, threatened against or affecting Seller or the Property (including, without limitation eminent domain or condemnation proceedings), nor to the best of Seller's knowledge after due and diligent inquiry, is there any basis for any of the same, and there are no lawsuits, suits or legal, administrative or other proceedings pending in which Seller is the plaintiff or claimant and which relate to the Property; and (B) there is no action, suit or legal, administrative or other proceeding pending or, to the best of Seller's knowledge, after due and diligent inquiry, threatened which questions the legality or propriety of the transactions contemplated by the Transaction Documents.

      (x)   Environmental Laws; Hazardous Materials. Except as set forth in
            Schedule 6(a)(x), to Seller's knowledge, without inquiry, (A) the Property is not in violation or is currently under investigation for any violation, of any Environmental Laws; (B) the Property has not been subject to an unlawful deposit or a deposit that required investigation or remediation beyond immediate remediation of de minimis spills of any Hazardous Materials; (C) except in compliance with Environmental Laws, neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Materials; (D) there has been no release, discharge or migration of any Hazardous Materials from, into, on, under or about the Property in violation of Environmental Laws; (E) there is no fact, condition or circumstance governed by Environmental Laws that would materially impair, limit or restrict the use of the Property for its current intended business purpose or its intended use as described in the Lease Agreement; and (F) there is no amount of any mold at the Property that would materially impair, limit or restrict the use of any Property for its current intended business purpose or its intended use as described in the Lease Agreement.

      (b) Buyer's Representations and Warranties - Qualification and Authority. Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing, Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the law of Florida. Buyer has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Buyer and Seller, shall constitute the valid and binding agreement of Buyer, and shall be enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Buyer, have been obtained, adopted or taken, as applicable, by Buyer (and its affiliates, as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Buyer is a party or to which Buyer is bound.

      (c) Additional Covenants of Seller Prior to Closing. Seller shall prior to Closing and in addition to the covenants set forth elsewhere in this Agreement:

      (i) Maintain insurance coverage for the Improvements, insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost of such Improvements;

      (ii) Not permit any encumbrance, charge or lien to be created upon the Property after the date of this Agreement unless such encumbrance, charge or lien has been approved in writing by Buyer, or caused by Buyer or its agents, or unless such monetary encumbrance, charge or lien will be removed by Seller prior to the Closing;

      (iii) Not execute any Lease after the date of this Agreement without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion;

      (iv)  Intentionally omitted;

      (v) Maintain the Property in the manner in which the Property is currently maintained and if currently being renovated, complete such renovations in the ordinary course of business;

      (vi) Promptly notify Buyer in writing if any of the representations and warranties of Seller set forth in this Agreement are no longer materially true and correct;

      (vii) Not sell, convey, assign, transfer, encumber or otherwise dispose of the Property, and shall not, without the prior written consent of Buyer, make any material modifications or alterations to the Property after the date of this Agreement;

      (viii) Comply, in all material respects, and shall cause all persons using or occupying the Property or any part thereof to comply, in all material respects, with all Environmental Laws applicable to the Property, or the use or occupancy thereof, or any operations or activities therein or thereon;

      (ix) Comply, in all material respects, fully with all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Property, and keep all such permits, licenses and approvals in full force and effect until Closing; and

      (x) Immediately after receiving notice that any violation of any Environmental Laws may have occurred at or about the Property, deliver written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question.

Buyer and Seller acknowledge and agree that none of the foregoing covenants shall survive either termination of this Agreement or Closing, nor shall the foregoing covenants limit any obligations of Seller under the Lease Agreement after Closing.

7. Closing. As used herein, "Closing" shall be deemed to have occurred when the Deed has been delivered by Seller to Buyer for recordation in the Official Records of the County where the Real Property is located, title to the Property is conveyed to Buyer, and possession of the Property is delivered to Buyer, all in accordance with the terms of this Agreement. Closing shall occur on or before April 17, 2006 ("Closing Date"). On or before the Closing Date:

(a) Buyer shall deliver or cause to be delivered to Seller through Escrow all of the following:

(i)      The Purchase Price in accordance with Section 2.

(ii) Four (4) counterpart originals of a Lease Agreement in the form attached hereto as Exhibit A (the "Lease Agreement"), each duly executed by Buyer.

(iii) Four (4) counterpart originals of the General Assignment in the form attached hereto as Exhibit D (collectively, the "License Assignment"), each duly executed by Buyer.



(b) Seller shall deliver or cause to be delivered to Buyer through Escrow all of the following:

(i) Special Warranty Deed in the form of Exhibit H, or a substantially equivalent form complying with state-specific recording requirements (each, a "Deed"; collectively, the "Deeds"), conveying to Buyer the Real Property subject only to the Permitted Exceptions, duly executed by Seller and properly notarized and acknowledged;

(ii) Four (4) originals of the Bill of Sale conveying the Personal Property to Buyer, in the form of Exhibit I, (the "Bill of Sale"), each duly executed by Seller;

(iii) Internal Revenue Code Section 1445 Certification in the form of Exhibit J, and any state-specific withholding certificates reasonably required by Buyer, each duly executed by Seller;

(iv) Four (4) counterpart originals of the Lease Agreement, duly executed by Seller.

(v) Four (4) counterpart originals of each of the License Assignments, each duly executed by Seller.

(vi) An ALTA Extended Coverage Owner's Policy of Title Insurance and an ALTA Extended Coverage Lender's Policy of Title Insurance (insuring Buyer's lender's mortgage) for the Property, in the form of the Title Commitment for such Property previously approved by Buyer hereunder, subject only to the Permitted Exceptions and in an amount equal to the amount allocated to the Property on Exhibit C attached hereto, with such endorsements as Buyer shall reasonably require, including, but not limited to, survey, access and zoning, and without exception for creditors' rights (collectively, the "Title Policies").

(vii) Evidence reasonably satisfactory to Buyer and Title Company that Buyer is fully authorized to have entered into this Agreement, and to consummate the transactions contemplated herein, including without limitation selling the Property to Buyer pursuant to the terms of this Agreement, and entering into the Lease Agreement.

(viii) The amount of all fees and expenses of Buyer that Seller is obligated to pay pursuant to subsection 8(b), to the extent not previously paid.

(c) Seller shall deliver to Buyer possession of the Property subject to the Lease Agreement.

As used in this Agreement, "Transaction Documents" means, collectively, this Agreement, the Lease Agreement, the License Assignment, the Deed, the Bill of Sale and the Lease Subordination Agreements.

8.       Prorations; Fees and Costs.

(a) No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses with respect to the Property (the Parties acknowledging that Seller shall be responsible for all such charges, taxes and expenses under the Lease Agreement). Rental payments under the Lease Agreement shall be prorated as of the Closing Date such that Seller shall prepay a prorated portion of the rent applicable to the month in which the Closing occurs, as contemplated by the Lease Agreement.

(b) Seller shall pay (i) all closing fees and expenses, including without limitation all escrow fees, recording costs (including, without limitation mortgage recording costs) and applicable deed stamp taxes, mortgage taxes, and transfer taxes for the Property (including, without limitation, all Personal Property relating thereto); (ii) all fees and expenses associated with the preparation of all Property Documents, including without limitation Title Commitment and Site Assessment; and
         (iii) all premiums for the Title Policy, all mortgagee title policies, and all final Surveys.

9.       Conditions to Closing.

(a) Conditions to Buyer's Obligations. The Closing and Buyer's obligation to purchase the Property is subject to the satisfaction of the following conditions or Buyer's written waiver of such conditions on or before the Closing Date. Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

(i) Seller shall have performed all obligations to be performed by Seller prior to Closing under this Agreement.

(ii) Seller's representations and warranties set forth in subsection 6(a) of this Agreement shall be true and correct in all material respects as of the Closing.

(iii) Title Company shall be committed to issue to Buyer, as of the Closing Date, the Title Policy.

(iv)     Intentionally omitted.

(v) Without limiting anything contained in clause 9(a)(ii), no order, stay, injunction or restraining order, pending or threatened litigation, law or regulation, or any other condition shall exist that in the reasonable determination of Buyer could have a Material Adverse Effect.

(b) Conditions to Seller's Obligations. The Closing and Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller's written waiver of such conditions on or before the Closing Date. Seller may waive in writing any or all of such conditions in its sole and absolute discretion:

(i) Buyer shall have performed all obligations to be performed by Buyer prior to Closing under this Agreement.

(ii) Buyer's representations and warranties and covenants set forth in subsection 6(b) of this Agreement shall be true and correct in all material respects as of the Closing.

10. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the Party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such Party (including express or courier service), or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of (a) receipt at the address of the addressee, (b) the second day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received, or (c) the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received. For purposes of notice, the addresses of the Parties shall be as follows:

                  If to Seller:     16313 North Dale Mabry Hwy, Ste 100
                                    Tampa, Florida  33618
                                    Attn: Mr. Warren Nelson

                                    With a copy to:
                                    Fowler White Boggs Banker, P.A.
                                    501 East Kennedy Boulevard, Ste 1700
                                    Tampa, Florida  33602
                                    Attn: Jeffrey C. Shannon, Esq.

                  If to Buyer:      Fortress Realty Management, LLC
                                    5221 N. O'Connor Blvd Suite 700
                                    Irving, Texas 75039
                                    Attn: David Pettijohn
                                    Telephone: 972-532-4340
                                    Facsimile: 972-532-4343

                                    and a copy to:

                                    Richard Wilensky, Esq.
                                    3109 Carlisle, Suite 100
                                    Dallas, Texas 75204

                  Either Party may change its address for notice by giving written notice thereof to the other Party in accordance with the provisions of this Section 10.

11. Commissions. Seller and Buyer each (a) represent to the other Party that such representing Party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Agreement or the sale of the Property contemplated herein, and (b) hereby indemnifies, defends, protects (with counsel selected by the other Party) and holds such other Party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder's fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying Party.

12. Assigns. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by Seller without the prior written consent of Buyer, which Buyer may withhold in its sole and absolute discretion. This Agreement may be assigned by Buyer without the consent of Seller provided that Buyer delivers to Seller written notice of such assignment. Notwithstanding the foregoing, upon any assignment of this Agreement by Buyer, Buyer shall not be relieved of liability for the performance of any obligation of Buyer contained in this Agreement unless and until Buyer's assignee shall have assumed in writing all of the duties and obligations of Buyer hereunder.

13. Destruction, Damage or Taking Before Closing.

(a) In the event of damage to or destruction of all or any portion of the Property by fire or other casualty, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such damage or destruction, including without limitation Seller's reasonable estimate of the amount required to be expended to repair or restore the damaged or destroyed Property or portion thereof. If Seller does not cause all damaged or destroyed Property to be repaired or replaced (to Buyer's satisfaction, in its sole discretion) on or before the Closing Date, then Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such damage or destruction without a reduction in the Purchase Price but with an assignment of available insurance proceeds, or; (ii) terminate this Agreement.

(b) In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of any Property, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such taking (the "Taking Notice"). Within ten (10) business days after Buyer's receipt of the Taking Notice, Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such taking without a reduction in the Purchase Price, but with an assignment of all condemnation awards and proceeds, or; (ii) terminate this Agreement.

14. Termination; Remedies; Seller Indemnity.

(a) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Seller's default hereunder that is not cured within ten
(10) days after Seller first has knowledge of such default, then Buyer shall be entitled to pursue its right to specifically enforce this Agreement and to record a notice of pendency of action against the Property.

(b) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Buyer's default hereunder that is not cured within ten
(10) days after Buyer first has knowledge of such default, then Seller shall have the right as its sole and exclusive remedy to terminate this Agreement by notifying Buyer in writing thereof, in which case Buyer shall pay Seller $50,000.00 as liquidated damages.

(c) In addition to any and all other obligations of Seller under this Agreement (including without limitation under any indemnity or similar provision set forth herein), and except as otherwise specifically provided in this Agreement (including, without limitation, in subsection 14(b) hereof), Seller hereby fully and forever releases, discharges, acquits, indemnifies, protects, and agrees to defend (with counsel selected by Seller and approved by Buyer, such approval not to be unreasonably withheld) and hold Buyer, Buyer's members, partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees, independent contractors and any person or entity in Control of, having Control over, or under common Control with Buyer, regardless of the number of tiers of ownership (collectively, "Buyer's Affiliates"), and lenders to Buyer and to all Buyer's Affiliates, wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Properties) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated (collectively, "Claims"), arising out of this Agreement or any of the other Transaction Documents, or any of the transactions contemplated herein or therein; provided, however, that the foregoing indemnity shall not be applicable to the extent, and only to the extent, any such Claims are directly attributable to the gross negligence or willful misconduct of Buyer, as determined by a final nonappealable judgment by a court of competent jurisdiction.

15. Disclosure.

(a) Buyer and Seller shall keep information regarding terms of this Agreement confidential, except that each Party may disclose the terms this Agreement (i) to its, and its affiliates', officers, directors, employees, accountants, agents, potential financing sources, legal counsel and such other third parties as reasonably necessary to effectuate the closing of the transaction contemplated herein, and (ii) as required by law, administrative agency or court order. Without limiting the foregoing, neither Party will announce or otherwise make public the terms of this transaction without the prior consent of the other Party, which consent shall not be unreasonably withheld.

(b) Notwithstanding anything to the contrary set forth herein, except as reasonably necessary to comply with applicable securities laws, any of Buyer and Seller, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement (collectively, the "Transaction") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such Tax Treatment and Tax Structure. As used in this subsection, (i) "Tax Treatment" means, and is strictly limited to, the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such party's employees, representatives, or other agents; the existence and status of negotiations between the Parties; and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents); and (ii) "Tax Structure" means, and is strictly limited to, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such Party's employees, representatives, or other agents; the existence and status of negotiations between the Parties; and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents). The authorization of tax disclosure set forth in this subsection is retroactively effective to the commencement of the first discussions between the parties regarding the Transaction. The foregoing provisions are meant to be interpreted so as to prevent the Transaction from being treated as offered under "conditions of confidentiality" within the meaning of the Internal Revenue Code and the Treasury Regulations thereunder.

16. Further Assurances. Both Seller and Buyer shall cooperate with one another and in a timely manner execute any and all additional documents, papers and other assurances, and shall do any and all acts reasonably necessary to give effect to the purchase and sale provided for herein.

17. Severability. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof and such remaining provisions shall continue in force and effect to the full extent permitted by law.

18. Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles, and except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern.

(b) SELLER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY PROPERTIES IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO BUYER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SELLER ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(c) EACH OF BUYER AND SELLER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT. SELLER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL INDUCEMENT TO BUYER'S ENTERING INTO THE AGREEMENT.

19. Whole Agreement; Modification. Except as provided below, this Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either Party unless reduced to writing and signed by the Party to be bound. This Agreement supersedes the Letter of Intent dated March 24, 2006, regarding the SHELLS SEAFOOD RESTAURANTS, INC. Sale Leaseback Facility, by and between Fortress Investment Group, LLC and Seller. All Exhibits and Schedules attached hereto are incorporated herein by this reference for all purposes.

20. Survival. The provisions of Sections 4, 6 (other than subsection 6(c)), 8, 11, 12 and 14 through 27 (inclusive), and subsection 7(b), shall survive Closing and any termination of this Agreement for a period of six (6) months.

21. Time of the Essence. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.

23. Attorneys' Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its attorneys' fees and costs from the losing Party.

24. No Waiver. The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy for which this Agreement provides shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.
25. Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the first date set forth above.

26. Transaction Characterization. The Parties intend that the conveyance of the Properties to Buyer be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing (including, without limitation, the Lease Agreement and the other Transaction Documents) are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind. After the execution and delivery of the Deed, Seller will have no legal or equitable interest or any other claim or interest in the Property other than as set forth in the Transaction Documents. Furthermore, the Parties intend for the Lease Agreement to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease Agreement are those of a true lease. Notwithstanding the existence of the Lease Agreement, neither Party shall contest the validity, enforceability or characterization of the sale and purchase of the Property by Buyer pursuant to this Agreement as an absolute conveyance, and both Parties shall support the intent expressed herein that the purchase of the Property by Buyer provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.



                  IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

                                    BUYER:

                                    FRI FISH LLC


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    SELLER:

                                    SHELLS SEAFOOD RESTAURANTS, INC.,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

Attachments:

Schedule 1 -               The Property
Schedule 6(a)(iii) -       Leases
Schedule 6(a)(iv) -        Laws and Zoning
Schedule 6(a)(v) -         Property Condition and Defects
Schedule 6(a)(ix) -        Suits and Judgments
Schedule 6(a)(x) -         Environmental Laws; Hazardous Materials

Exhibit A -                Form of Lease Agreement
Exhibit B -                Form of Survey Certification
Exhibit C -                Intentionally Deleted
Exhibit D -                Form of Assignment of License
Exhibit E -                Intentionally Deleted
Exhibit F -                Form of Special Warranty Deed
Exhibit G -                Form of Bill of Sale
Exhibit H -                IRC Section 1445 Certification
Exhibit I -                Intentionally Deleted

                                   SCHEDULE 1

                                  THE PROPERTY



3415 College Road, Ocala, FL 34474

                               SCHEDULE 6(a)(iii)

                              LEASES AND SUBLEASES

                                SCHEDULE 6(a)(iv)

                                 LAWS AND ZONING

                                SCHEDULE 6(a)(v)

                         PROPERTY CONDITION AND DEFECTS

                                SCHEDULE 6(a)(ix)

                               SUITS AND JUDGMENTS

                                SCHEDULE 6(a)(x)

                     ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS

                                    EXHIBIT A

                             FORM OF LEASE AGREEMENT

                                    EXHIBIT B

                          FORM OF SURVEY CERTIFICATION


                            SURVEYOR'S CERTIFICATION

TO:       FRI FISH LLC and Landamerica Title Company.


         The undersigned certifies: that (s)he is a duly registered land surveyor of the state of ________________; that this survey (the "Survey") was made on the date shown below of the property (the "Property") specifically described in __________________________ Title Insurance Company [Preliminary Title Report] [Title Commitment] No. ______________ dated ________________ (the ["Report"] ["Commitment"]); that the Survey was actually made upon the ground and was made (i) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," adopted by the ALTA, ACSM and NSPS in 1999, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 15
and 16 of Table A thereof, and (ii) pursuant to the Accuracy Standards in effect on the date of this certification, the Positional Uncertainties resulting from the survey measurements made on the Survey do not exceed the allowable Positional Tolerance. The undersigned also certifies that (a) the Survey and the information, courses and distances shown thereon are correct; (b) the Property description in the [Report] [Commitment], the land delineated on the Survey, and the title lines and lines of actual possession are the same; (c) the size, location, and type of buildings, structures, and other improvements are shown on this Survey and all are within the boundary lines of the Property; (d) all set back lines and the distance between the buildings and the Property lines are accurately shown thereon; (e) the zoning classification and the data shown in the Zoning Information table hereon was obtained by the undersigned from the source(s) indicated in the table and, except as identified hereon, there are no violations of zoning ordinances or restrictions with reference to the location of all improvements situated on the Property; (f) except as delineated on the Survey, there are no easements, encroachments, uses, restrictions, or rights of way (visible, recorded, existing and proposed, including those that may be shown on recorded maps referred to, or of which the undersigned has been made aware of or are indicated in the [Report] [Commitment]); (g) the easements shown on the Survey are clearly delineated and identified with recording information; (h) any encroachments shown on the Survey have been measured and are shown thereon; (i) the names of all adjacent property owners are shown on the Survey; (j) all utility services required for the operation of the Property and the buildings, structures, and improvements located thereon, either enter the Property through adjoining public streets, or this Survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land;
(k) this Survey shows the location and direction of all storm drainage systems;
(l) any discharge into streams, rivers, or other conveyance system is shown on this Survey; (m) the Property does not lie within any flood hazard areas in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps";
(n) all curb cuts are shown on the Survey; (o) except as shown on this Survey, all roads, streets, and highways shown thereon are completed and dedicated and accepted public ways, based upon information obtained from [insert map/document or other source, etc.]; and (p) the Property has access to a dedicated public street.

-----------------------------------         -------------------------
                  [Name] [Date]

Registration No._________________
Within the state of _____________
Date of Survey__________________
Date of Last Revision____________

                                    EXHIBIT C

                              INTENTIONALLY DELETED

                                    EXHIBIT D

                               GENERAL ASSIGNMENT

         THIS GENERAL ASSIGNMENT is made and entered into as of the _______ day of April, 2006 by SHELLS SEAFOOD RESTAURANTS, INC. ("Seller"), to FRI FISH LLC ("Buyer").

         WHEREAS, Seller, by Special Warranty Deed and Bill of Sale, each dated of even date herewith, has conveyed to Buyer the land described in Exhibit A attached hereto ("Land"), all improvements ("Improvements") located thereon, all leases affecting the Improvements ("Leases") and all equipment or other personal property of Seller located on the land or in the Improvements ("Personal Property") (collectively, the Land, Improvements, Leases, and Personal Property are hereinafter referred to as, the "Property"); and

         WHEREAS, Seller and Buyer intend that Seller also convey to Buyer all of the Conveyed Property (as hereinafter defined).

         NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

                  1. Seller has ASSIGNED, and by these present does hereby ASSIGN to Buyer all of Seller's interest in and to the following ("Conveyed Property"):

                           a. All agreements that relate to the ownership,
                  maintenance and operation of the Property ("Property Agreements") attached hereto as Exhibit B;

                           b. All plans, drawings, specifications, surveys, and
                  other technical descriptions;

                           c. All licenses, permits, utility rights, or other
                  similar rights with respect to the Property;

                           d. All warranties with respect to the Property and
                  the Conveyed Property; and

                           e. All telephone exchanges and other identifying
                  material applicable to the Property (other than tradenames, trademarks and other items of such nature).

                  2. Buyer agrees to hold Seller harmless from and against any and all claims, loss, damage, liability, cost and expense (including without limitation attorneys' fees) with respect to the Conveyed Property occurring from and after the date hereof.

                  3. This Assignment shall be binding on Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

         EXECUTED as of the date first above written.



Signed, Sealed and Delivered         SHELLS SEAFOOD RESTAURANTS, INC.,
in the presence of:                  a Delaware corporation

                                     By:
                                            --------------------------
Witnesses:                           Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------


Printed Name: ________________

Printed Name: ________________

                                   EXHIBIT "A"


Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South, Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24, 25 and 26, Block M, projected Southwesterly with aforesaid South boundary of College Park, Second Addition; thence N. 41(degree)36'54"E., along said Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County, Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of Marion County, Florida.

                                   EXHIBIT "B"


None

Special Warranty Deed
Shells Seafood
Ocala, FL

                                    EXHIBIT E


                              INTENTIONALLY DELETED

                                    EXHIBIT F


Prepared by and
Return to:
Richard Wilensky, Esq.
Wilensky & Jones, LLP
3109 Carlisle, Suite 100
Dallas, TX  75204




                              SPECIAL WARRANTY DEED


      This Special Warranty Deed is made to be effective as of the ____ day of April, 2006, by and between SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation

Whose address is:                   16313 North Dale Mabry Hwy., Suite 100
                                    Tampa, FL  33618
                                    Attention:  Warren Nelson

      Hereinafter called the Grantor, and FRI FISH, LLC, a Delaware limited liability company

Whose mailing address is:           c/o Fortress Realty Management, LLC
                                    5221 N. O'Connor Blvd., Suite 700
                                    Irving, TX  75039
                                    Attention:  David Pettijohn

Hereinafter called the Grantee,

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable considerations, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto Grantee and Grantee's successors and assigns forever, all that certain parcel of land in the County of Marion and State of Florida, together with (i) Grantor's right, title and interest in and to all the buildings, structures and improvements in, upon and under said land; (ii) Grantor's right, title and interest in and to all easements and rights of way appurtenant to such land; (iii) all mineral rights owned by Grantor relating to the land; and (iv) all of Grantor's right, title and interest in and to any adjacent or contiguous tracts, strips and gores, streets, alleys and other public or private ways adjacent thereto and any reversionary rights attributable to the real property ("Property"), to wit:

                           See Exhibit "A" attached hereto and made a part
hereof.

                           TAX FOLIO NUMBER:  2373-001-000

To have and to hold the Property unto Grantee and Grantee's successors and assigns, to Grantee's own proper use benefit and behoof forever.

And Grantor does hereby warrant title to said land and will defend the same against the lawful claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through and under Grantor, but not otherwise, subject to matters of public record, if any, to the extent same are valid, subsisting and affect the Property.

         IN WITNESS WHEREOF, Grantor has hereunto set Grantor's hand and seal the day and year first above written.


Signed, Sealed and Delivered           SHELLS SEAFOOD RESTAURANTS, INC., a
in the presence of:                    Delaware corporation

                                       By:
                                              ----------------------------
Witnesses:                             Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------
                                       By:

Printed Name: ________________

----------------------------
Printed Name: ________________



STATE OF FLORIDA  }
                                    }
COUNTY OF                           }

      The foregoing instrument was acknowledged before me this _____ day of April, 2006, by , --------------------- ------------------------ of Shells
Seafood Restaurants, Inc., a Delaware corporation, on behalf of said corporation. He is personally known to me.

                                   ----------------------------------------
                                      Notary Public, State of Florida

                                   EXHIBIT "A"


Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South, Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24, 25 and 26, Block M, projected Southwesterly with aforesaid South boundary of College Park, Second Addition; thence N. 41(degree)36'54"E., along said Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County, Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of Marion County, Florida.

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014
                                    EXHIBIT G

                                  BILL OF SALE

         THAT SHELLS SEAFOOD RESTAURANTS, INC. ("Assignor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by FRI FISH LLC ("Assignee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, CONVEYED and DELIVERED, and by these presents does GRANT, BARGAIN, SELL, CONVEY and DELIVER unto the said Assignee all of Assignor's interest in and to the personal property ("Property") located in, on, or under the real property described in Exhibit A attached hereto.

         EXECUTED this ________ day of April, 2006.

                                               ASSIGNOR:

Signed, Sealed and Delivered                   SHELLS SEAFOOD RESTAURANTS, INC.,
in the presence of:                            a Delaware corporation

                                               By:
                                                      --------------------------
Witnesses:                                     Name:
          ------------------------------            ----------------------------
                                               Title:
                                                     ---------------------------
Printed Name: ________________

----------------------------
Printed Name: ________________

                                   EXHIBIT "A"

Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South, Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24, 25 and 26, Block M, projected Southwesterly with aforesaid South boundary of College Park, Second Addition; thence N. 41(degree)36'54"E., along said Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County, Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of Marion County, Florida.

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014

                                    EXHIBIT H

                         IRC SECTION 1445 CERTIFICATION

SUBJECT PROPERTY: That certain tract of land ("Land"), situated in Polk County, State of Florida, described by metes and bounds in Exhibit A attached hereto.

SELLER:                    SHELLS SEAFOOD RESTAURANTS, INC.

PURCHASER:                 FRI FISH, LLC

      To inform Purchaser that the withholding of tax is not required upon the disposition of a U. S. real property interest by Seller, the undersigned hereby certifies the following:

                  1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2. Seller's U.S. employer identification number is , and

                  3. Seller's office address is 16313 North Dale Mabry Hwy, Ste. 100, Tampa, Florida.

                  Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document.

                         [SIGNATURES ON FOLLOWING PAGE]

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014
                  EXECUTED this _______ day of April, 2006.

                                     SELLER:

                        SHELLS SEAFOOD RESTAURANTS, INC.


                        By:
                           ----------------------------------------------------
                        Name:
                             --------------------------------------------------
                        Title:
                              -------------------------------------------------

                                    EXHIBIT I

                              INTENTIONALLY DELETED